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                                                                     Exhibit 5.1

                                 June 9, 1994



Ferrellgas, L.P.
One Liberty Plaza
Liberty, Missouri  64068

Ferrellgas Finance Corp.
One Liberty Plaza
Liberty, Missouri  64068

                                 Re:  Registration Statement on Form S-1
                                 Registration No. 33-53379

Ladies and Gentlemen:

          In connection with the above-captioned registration statement and the amendments thereto on Form S-1 (the "Registration Statement") filed by Ferrellgas, L.P. and Ferrellgas Finance Corp. (collectively, the "Issuers") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, you have requested that we furnish our opinion in connection with the registration of the Issuers' offer to sell $250,000,000 aggregate principal amount of their Senior Notes due 2001 (the "Senior Notes").

          In this connection, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the charter and organizational documents, as amended, of each of the Issuers; (c) the Senior Notes; (d) the Indenture relating to the Senior Notes (the "Indenture"); and (e) certain records of the corporate proceedings of each of the Issuers as reflected in its respective minute book. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have considered necessary in order to form a basis for the opinions hereinafter expressed.
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June 9, 1994
Page 2

          Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth below, we are of the opinion that the Senior Notes, when duly authenticated by the trustee under the Indenture, will be valid and binding obligations of the Issuers entitled to the benefits of the Indenture and enforceable in accordance with their terms.

          The opinions expressed herein are limited by, subject to and based upon the following assumptions, exceptions, qualifications and limitations:

               a. Our opinions are subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting creditors' rights generally; and (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and the discretion of the court before which any proceedings with respect to enforceability may be brought, and our opinions are further qualified to the extent that rights to indemnification and contribution provided in the Indenture or the Senior Notes may be limited by Federal or state securities laws or public policy relating thereto.

               b. We express no opinion as to (i) any provision for payment of a prevailing party's attorneys' fees; (ii) the availability of specific performance; and (iii) the enforceability of the waiver of rights under any usury laws.

               c. We are admitted to practice in the State of Missouri and do not purport to be experts in the laws of any jurisdictions other than the State of Missouri and Delaware (but only with respect to the General Corporation Law of the State of Delaware ("Delaware Corporate Law")) and the United States of America. Our opinions herein reflect only the application of the applicable Missouri, Delaware Corporate Law and Federal law. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any other laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. For purposes of this legal opinion we have assumed, without inquiry or review, that
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June 9, 1994
Page 3

     the laws of the State of New York applicable to the opinions rendered herein are substantially similar to the laws of the State of Missouri.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the Prospectus included in the Registration Statement.

                                    Very truly yours,

                              SMITH, GILL, FISHER & BUTTS,
                               a Professional Corporation


                              By /s/ P. Mitchell Woolery

                                    P. Mitchell Woolery

PMW/dkc